                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No.___) and related Prospectus of
AmeriSource Health Corporation for the registration of 6,000,000 shares of its common stock and to the incorporation by reference therein of our report dated November 3, 1998 (except for Note 13, as to which the date is December 8, 1998), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania
January 25, 1999